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                                                                    Exhibit 2(b)


                                 THIRD AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT

                  THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of this __ day of December, 1998, by and among Allied Specialty Care Services, Inc., a Florida corporation formerly known as CMSF, Inc. (the "Buyer"), Allied Health Group, Inc., a Florida corporation ("AHG"), Gut Management, Inc., a Florida corporation ("Gut"), Sky Management Co., a Florida corporation ("Sky"), Florida Specialty Network, Ltd., a Florida limited partnership ("FSN"), Surgical Associates of South Florida, Inc., a Florida corporation ("SASF"), Surginet, Inc., a Florida corporation ("Surginet" and, together with AHG, Gut, Sky, FSN and SASF, the "Sellers" and individually, a "Seller"), Jacob Nudel, M.D. ("Nudel"), David Russin, M.D. ("Russin"), Lawrence Schimmel, M.D. ("Schimmel" and, together with Nudel and Russin, the "Executive Shareholders") and Magellan Health Services, Inc., a Delaware corporation and the ultimate corporate Parent of the Buyer (the "Parent").

                                    RECITALS

                  A. The parties entered into that certain Asset Purchase Agreement dated as of October 16, 1997 (the "Original Agreement"), as amended by that certain First Amendment to Asset Purchase Agreement dated as of December 5, 1997 (the "First Amendment"), as further amended by that certain Second Amendment to Asset Purchase Agreement dated as of November 18, 1998 (the "Second Amendment", the Original Agreement, as amended by the First Amendment and as further amended by the Second Agreement referred to herein as the "Asset Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

                  B. The parties desire to further amend the Asset Purchase Agreement, on the terms and subject to the conditions set forth hereinbelow.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                  1. AMENDMENTS.


                     1.1 BUY-OUT OF REMAINING EARNOUT. In exchange for the payment by the Buyer to AHG of the aggregate sum of $500,000 (the "Remaining Buyout Price"), payable in cash upon the execution of this Amendment by wire transfer of immediately available funds, (a) the Buyer shall be entitled to receive, and AHG shall release all claims to, the Remaining Clawback (as said term is defined in the Second Amendment) and any interest or earnings thereon, and (b) the

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Buyer shall purchase, and AHG shall sell, the Remaining Earnout (as said term is defined in the Second Amendment). The parties to this Amendment acknowledge and agree that the Remaining Buyout Price is payable in consideration for the purchase of the Remaining Earn-Out, and that there is no perceived value of future claims to the purchase of the Remaining Clawback. The parties to this Amendment further acknowledge and agree that the Remaining Buyout Price, after deduction of attorneys fees and expenses of Sellers and of the Executive Shareholders incurred in connection with the transactions contemplated by this Amendment, will be paid to GHS, Inc. pursuant to the terms and conditions of the Letter Agreement (as said term is defined in the Second Amendment).

                     1.2 AMENDMENT TO AND TERMINATION OF REMAINING EARNOUT PROVISIONS. The Asset Purchase Agreement is hereby amended by deleting Sections 3.3A and 3.4A (which are set forth in Section 1.2(b) of the Second Amendment) in their entirety.

                  2. DISBURSEMENTS OF ESCROW FUND. Buyer and AHG hereby agree to issue joint instructions to the Escrow Agent (i) to deliver from the Escrow Funds $500,000.00 by federal funds wire transfer to the Broad and Cassel Trust Account, in accordance with wire transfer instructions furnished in writing by AHG, for further credit to AHG (said payment constituting payment of the Remaining Buyout Price), and (ii) to deliver the balance of the Escrow Funds by federal funds wire transfer to Buyer, in accordance with wire transfer instructions furnished in writing by Buyer. Buyer and AHG shall then cause the Escrow Agreement to be terminated.

                  3. REPRESENTATIONS AND WARRANTIES.

                     3.1 REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT. In order to induce the Seller and the Executive Shareholders to enter into this Amendment, and to consummate the transactions contemplated hereby, the Buyer and the Parent, on a joint and several basis, represent and warrant as follows:

                         (a) POWER AND AUTHORITY; BINDING AGREEMENT.  The Buyer
and the Parent have the full right, power and authority to enter into, and to perform their respective obligations under, this Amendment. The execution and delivery by the Buyer and the Parent of this Amendment and the performance of their respective obligations hereunder have been duly authorized by all necessary corporate action and no other proceedings on the part of the Buyer or the Parent are necessary to authorize the execution of this Amendment and the performance of transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by the Buyer and the Parent and constitutes the legal, valid and binding obligation of the Buyer and of the Parent enforceable against the Buyer and the Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors= rights generally, or equitable principles, whether applied in a proceeding in equity or law.

                     3.2 REPRESENTATIONS AND WARRANTIES OF SELLERS AND EXECUTIVE SHAREHOLDERS. In order to induce the Buyer and the Parent to enter into this Amendment, and to consummate the transactions contemplated hereby, the Seller and the Executive Shareholders, on

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a joint and several basis, represent and warrant as follows; provided, however, that the representations and the warranties of each Executive Shareholder are made only as to himself and to each Seller in which such Executive Shareholder owns any shares or partnership interests, as the case may be:

                                (a)POWER AND AUTHORITY; BINDING AGREEMENT. Each
Seller has the full right, power and authority to enter into, and to perform its obligations under, this Amendment and the consent of no other party is necessary or required in order to permit or allow each such Seller to enter into and perform its obligations hereunder. The execution and delivery by each Seller of this Amendment and the performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action, as applicable, and no other proceedings on the part of such Seller is necessary to authorize the execution of this Amendment and the performance of transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors= rights generally, or equitable principles, whether applied in a proceeding in equity or law. This Amendment has been duly and validly executed and delivered by each Executive Shareholder and constitutes the legal, valid and binding obligation of such Executive Shareholder enforceable against such Executive Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors= rights generally, or equitable principles, whether applied in a proceeding in equity or law.

                  4. RATIFICATION. Except as modified by this Amendment, the Asset Purchase Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

                  5. MISCELLANEOUS.

                     5.1 FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Amendment.

                     5.2 COSTS AND EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Amendment and consummating the transactions described herein.

                     5.3 TIME. Time is of the essence.

                     5.4 ENTIRE AMENDMENT. This Amendment and the transactions contemplated hereby constitute the entire Amendment among the parties hereto with respect to the

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subject matter hereof, and supersede all prior negotiations, letters and understandings relating to the subject matter hereof.

                     5.5 AMENDMENT. This Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                     5.6 ASSIGNMENT. Except as otherwise provided in Section
12.1 of the Asset Purchase Agreement, this Amendment may not be assigned by any party hereto without the prior written consent of the other parties.

                     5.7 CHOICE OF LAW. This Amendment will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

                     5.8 HEADINGS. The section and subsection headings in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

                     5.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

                     5.10 NUMBER AND GENDER. Words used in this Amendment, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                     5.11 CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Amendment; therefore, this Amendment shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                     5.12 EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Amendment will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Amendment will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                     5.13 SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Amendment will not affect any other provision of this Amendment, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Amendment affect the balance of such provision. In the event that any one or more of the provisions contained in this Amendment or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be

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reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                     5.14 BINDING NATURE. This Amendment will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                     5.15 NO THIRD-PARTY BENEFICIARIES. Notwithstanding anything in this Amendment to the contrary, no person (including, without limitation, GHS, Inc.) shall be deemed to possess any third-party beneficiary right pursuant to this Amendment. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Amendment.

                     5.16 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the day and year first above written.

                                            ALLIED SPECIALTY CARE SERVICES, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            ALLIED HEALTH GROUP, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            GUT MANAGEMENT, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            SKY MANAGEMENT CO.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            FLORIDA SPECIALTY NETWORK, LTD., BY
                                            ITS GENERAL PARTNER, FLORIDA
                                            SPECIALTY NETWORK, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

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                                            SURGICAL ASSOCIATES OF SOUTH
                                            FLORIDA, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            SURGINET, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


                                            ------------------------------------
                                            Lawrence Schimmel, M.D.,
                                            Individually



                                            ------------------------------------
                                            Jacob Nudel, M.D., Individually



                                            ------------------------------------
                                            David Russin, M.D., Individually

                                            MAGELLAN HEALTH SERVICES, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

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